UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018
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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)
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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 25, 2018, Cimpress N.V. held an Extraordinary General Meeting of Shareholders, or EGM, at which our shareholders approved two amendments to article 4.1 of Cimpress' articles of association. On June 26, 2018, following the expiration of the two-month creditor objection period described in the proxy statement for the EGM that Cimpress filed with the Securities and Exchange Commission, or SEC, on March 30, 2018, the amendments became effective as follows:

(1) The first amendment to article 4.1 of our articles of association increased our authorized capital from EUR 2,000,000 to EUR 3,178,000,000 and increased the nominal value of each ordinary share and each preferred share from EUR 0.01 to EUR 15.89.

(2) Immediately following the amendment described above, the second amendment to article 4.1 of our articles of association decreased our authorized capital from EUR 3,178,000,000 back to EUR 2,000,000 and decreased the nominal value of each ordinary share and each preferred share from EUR 15.89 back to EUR 0.01.

You can find more information about the purpose and effects of these amendments in Cimpress' proxy statement filed with the SEC on March 30, 2018 and Cimpress' supplement to proxy statement filed with the SEC on April 18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 28, 2018    Cimpress N.V.

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer